                                                              EXHIBIT (4)-(41)




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                       WISCONSIN ELECTRIC POWER COMPANY

                                      TO

                             FIRSTAR TRUST COMPANY
                                  As Trustee






                                ______________

                      _____________ SUPPLEMENTAL INDENTURE

                         DATED ________________ 19____

                                ______________






                             First Mortgage Bonds,

                       _____% Series due ______________





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

                       WISCONSIN ELECTRIC POWER COMPANY
         ______________ Supplemental Indenture dated _________ 19____

                                _______________

                              TABLE OF CONTENTS*
                              -----------------

                                                                  PAGE
                                                                  ----
PARTIES ........................................................
RECITALS .......................................................
GRANTING CLAUSE ................................................
HABENDUM .......................................................
EXCEPTIONS AND RESERVATIONS ....................................
GRANT IN TRUST .................................................
GENERAL COVENANT ...............................................


                                  ARTICLE I.
                      DESCRIPTION OF SERIES _____ BONDS.

Sec. 1.  General description of Series _____ Bonds..............
Sec. 2.  Denominations of Series _____ Bonds....................
Sec. 3.  Form of Series _____ Bonds.............................
             Form of Trustee's Certificate......................
             Remainder of text of Series _____ Bonds............
Sec. 4.  Execution and form of temporary Series _____ Bonds.....


                                  ARTICLE II.
                         ISSUE OF SERIES _____ BONDS.

Sec. 1.  Limitation as to principal amount .....................
Sec. 2.  Initial issue of $___________ principal amount of
             Series _____ Bonds.................................


                                 ARTICLE III.
                                  REDEMPTION.
              [NO REDEMPTION PRIOR TO MATURITY; NO SINKING FUND.]

Sec. 1.  Optional redemption of Series _____ Bonds..............
Sec. 2.  Notice of redemption...................................

[Alternate language if Bonds are not subject to redemption:
Series _____ Bonds not subject to optional redemption
  or sinking fund]..............................................


----------------------


*Note:    The Table of Contents is not part of the Supplemental
          Indenture and should not be considered as such. It is included only for purposes of convenience.

                                                                  PAGE
                                                                  ----

                                  ARTICLE IV.
                ADDITIONAL PARTICULAR COVENANTS OF THE COMPANY.

Sec. 1.  Restrictions on payment of dividends on, or
               acquisition of, Common Stock of the Company .....
Sec. 2.  Definitions of "restricted payment" and
               "restricted payment on its Common Stock" ........
Sec. 3.  Title to mortgaged property ...........................


                                  ARTICLE V.
                       SECTION 1 OF ARTICLE IV LIMITED.

Section 1 of Article IV to be binding only so long as Series
  _____ Bonds are outstanding...................................


                                  ARTICLE VI.
                 EFFECT OF TRUST INDENTURE REFORM ACT OF 1990.

Text of Original Indenture not physically changed to
  reflect effect of Trust Indenture Reform Act of
  1990..........................................................


                                 ARTICLE VII.
                                 THE TRUSTEE.

Acceptance of trusts by the Trustee ............................
Trustee not responsible for validity of _____________
  Supplemental Indenture .......................................


                                 ARTICLE VIII.
                           MISCELLANEOUS PROVISIONS.

Meanings of terms in _____________ Supplemental Indenture.......
Date of execution ..............................................
Execution of _____________ Supplemental Indenture in
  counterparts .................................................


TESTIMONIUM ....................................................
EXECUTION ......................................................
COMPANY'S ACKNOWLEDGMENT .......................................
TRUSTEE'S ACKNOWLEDGMENT .......................................
MORTGAGOR'S AFFIDAVIT ..........................................


                                  SCHEDULE A.
                          DESCRIPTION OF PROPERTIES.

Parcels of Real Estate .........................................
                       .........................................

SUPPLEMENTAL INDENTURE, dated the ____ day of _________, Nineteen hundred and ____________ (19___) made by and between WISCONSIN ELECTRIC POWER COMPANY, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called the "Company"), party of the first part, and FIRSTAR TRUST COMPANY (formerly First Wisconsin Trust Company), a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called the "Trustee"), as Trustee under the Mortgage and Deed of Trust dated October 28, 1938, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust dated October 28, 1938, as amended June 1, 1946, May 1, 1952, April 1, 1958, December 1, 1980, January 15, 1988, October 1,
1992 and November 1, 1992 (said Mortgage and Deed of Trust, as so amended, being hereinafter sometimes referred to as the "Original Indenture" and, together with all supplemental indentures thereto, being sometimes referred to herein collectively as the "Indenture"), to secure the payment of the principal of and the interest and premium, if any, on all Bonds at any time issued and outstanding thereunder, and to declare the terms and conditions upon which Bonds are to be issued thereunder; and indentures supplemental thereto dated October 28, 1938, June 1, 1946, March 1, 1949, June 1, 1950,
May 1, 1952, May 1, 1954, April 15, 1956, April 1, 1958, November 15, 1960,
November 1, 1966, November 15, 1967, May 15, 1968, May 15, 1969, November 1,
1969, July 15, 1976, January 1, 1978, May 1, 1978, May 15, 1978, August 1,
1979, November 15, 1979, April 15, 1980, December 1, 1980, September 15, 1985,
December 15, 1986, January 15, 1988, April 15, 1988, September 1, 1989,
October 1, 1991, December 1, 1991, August 1, 1992, October 1, 1992,
November 1, 1992, December 15, 1992, January 15, 1993, March 15, 1993,
August 1, 1993, and September 15, 1993, respectively, have heretofore been entered into between the Company and the Trustee; and

WHEREAS, Bonds have been issued by the Company under said Mortgage and Deed of Trust and indentures supplemental thereto prior to the date hereof as follows:

      (1) $55,000,000 principal amount of First Mortgage Bonds, 3 1/2% Series due 1968, which are described in the Supplemental Indenture dated October 28, 1938, all of which have been redeemed prior to the date of execution hereof;

      (2) $50,000,000 principal amount of First Mortgage Bonds, 2 5/8% Series due 1976, which are described in the Second Supplemental Indenture dated June 1, 1946, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

      (3) $10,000,000 principal amount of First Mortgage Bonds, 2 7/8% Series due 1979, which are described in the Third Supplemental Indenture dated March 1, 1949, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

      (4) $15,000,000 principal amount of First Mortgage Bonds, 2 3/4% Series due 1980, which are described in the Fourth Supplemental Indenture dated June 1, 1950, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

      (5) $12,500,000 principal amount of First Mortgage Bonds, 3 1/4% Series due 1982, which are described in the Fifth Supplemental Indenture dated May 1, 1952, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

      (6) $20,000,000 principal amount of First Mortgage Bonds, 3 1/8% Series due 1984, which are described in the Sixth Supplemental Indenture dated May 1, 1954, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

      (7) $30,000,000 principal amount of First Mortgage Bonds, 3 7/8% Series due 1986, which are described in the Seventh Supplemental Indenture dated April 15, 1956, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

      (8) $30,000,000 principal amount of First Mortgage Bonds, 4 1/8% Series due 1988, which are described in the Eighth Supplemental Indenture dated April 1, 1958, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

      (9) $30,000,000 principal amount of First Mortgage Bonds, 5% Series due 1990, which are described in the Ninth Supplemental Indenture dated November 15, 1960, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

      (10) $30,000,000 principal amount of First Mortgage Bonds, 5 7/8% Series due 1996, which are described in the Tenth Supplemental Indenture dated November 1, 1966, all of which have been retired for sinking fund purposes or redeemed prior to the date of execution hereof;

      (11) $40,000,000 principal amount of First Mortgage Bonds, 6 7/8% Series due 1997, which are described in the Eleventh Supplemental Indenture dated November 15, 1967, all of which have been retired for sinking fund purposes or redeemed prior to the date of execution hereof;

      (12) $35,000,000 principal amount of First Mortgage Bonds, 6 7/8% Series due 1998, which are described in the Twelfth Supplemental Indenture dated May 15, 1968, all of which have been retired for sinking fund purposes or redeemed prior to the date of execution hereof;

      (13) $40,000,000 principal amount of First Mortgage Bonds, 7 1/4% Series due 1999, which are described in the Thirteenth Supplemental Indenture dated May 15, 1969, all of which have been retired for sinking fund purposes or redeemed prior to the date of execution hereof;

      (14) $40,000,000 principal amount of First Mortgage Bonds, 8 3/8% Series due November 1, 1999, which are described in the Fourteenth Supplemental Indenture dated November 1, 1969, all of which have been retired for sinking fund purposes or redeemed prior to the date of execution hereof;

      (15) $60,000,000 principal amount of First Mortgage Bonds, 8 3/4% Series due July 15, 2006, which are described in the Fifteenth Supplemental Indenture dated July 15, 1976, all of which have been retired for sinking fund purposes or redeemed prior to the date of execution hereof;

      (16) $25,000,000 principal amount of First Mortgage Bonds, 6.10% Serial Series 1978A, which are described in the Seventeenth Supplemental Indenture dated May 1, 1978, all of which remain outstanding at the date of execution hereof;

      (17) $1,000,000 principal amount of First Mortgage Bonds, 6.25% Serial Series 1978B, which are described in the Seventeenth Supplemental Indenture dated May 1, 1978, all of which remain outstanding at the date of execution hereof;

      (18) $80,000,000 principal amount of First Mortgage Bonds, 8 7/8% Series due May 15, 2008, which are described in the Eighteenth Supplemental Indenture dated May 15, 1978, all of which have been retired for sinking fund purposes or redeemed prior to the date of execution hereof;

      (19) $12,000,000 principal amount of First Mortgage Bonds, 6.45% Series 1979A, which are described in the Nineteenth Supplemental Indenture dated August 1, 1979, all of which remain outstanding at the date of execution hereof;

      (20) $4,000,000 principal amount of First Mortgage Bonds, 6.45% Series 1979B, which are described in the Nineteenth Supplemental Indenture dated August 1, 1979, all of which remain outstanding at the date of execution hereof;

      (21) $10,000,000 principal amount of First Mortgage Bonds, 6.50% Serial Series 1979C, which are described in the Nineteenth Supplemental Indenture dated August 1, 1979, all of which remain outstanding at the date of execution hereof;

      (22) $50,000,000 principal amount of First Mortgage Bonds, 10.2% Series due November 15, 1982, which are described in the Twentieth Supplemental Indenture dated November 15, 1979, all of which have been paid at maturity prior to the date of execution hereof;

      (23) $70,000,000 principal amount of First Mortgage Bonds, 11.40% Series due April 15, 1987, which are described in the Twenty-First Supplemental Indenture dated April 15, 1980, all of which have been retired for sinking fund purposes or redeemed prior to the date of execution hereof;

      (24) $80,000,000 principal amount of First Mortgage Bonds, 13 3/4% Series due December 1, 1986, which are described in the Twenty-Second Supplemental Indenture dated December 1, 1980, all of which have been retired for sinking fund purposes or paid at maturity prior to the date of execution hereof;

      (25) $100,000,000 principal amount of First Mortgage Bonds, 11 1/2% Series due September 15, 2015, which are described in the Twenty-Third Supplemental Indenture dated September 15, 1985, all of which have been retired for sinking fund purposes or redeemed prior to the date of execution hereof;

      (26) $29,000,000 principal amount of First Mortgage Bonds, 9 3/4% Series 1985A due September 15, 2015, which are described in the Twenty-Fourth Supplemental Indenture dated September 15, 1985, all of which remain outstanding at the date of execution hereof;

      (27) $10,000,000 principal amount of First Mortgage Bonds, 9 3/4% Series 1985B due September 15, 2015, which are described in the Twenty-Fourth Supplemental Indenture dated September 15, 1985, all of which remain outstanding at the date of execution hereof;

      (28) $7,350,000 principal amount of First Mortgage Bonds, 9 3/4% Series 1985C due September 15, 2015, which are described in the Twenty-Fourth Supplemental Indenture dated September 15, 1985, all of which remain outstanding at the date of execution hereof;

      (29) $100,000,000 principal amount of First Mortgage Bonds, 8 1/2% Series due December 15, 2016, which are described in the Twenty-Fifth Supplemental Indenture dated December 15, 1986, all of which have been redeemed prior to the date of execution hereof;

      (30) $100,000,000 principal amount of First Mortgage Bonds, 9 5/8% Series due January 15, 2018, which are described in the Twenty-Sixth Supplemental Indenture dated January 15, 1988, all of which have been redeemed prior to the date of execution hereof;

      (31) $100,000,000 principal amount of First Mortgage Bonds, 9.85% Series due April 15, 2023, which are described in the Twenty-Seventh Supplemental Indenture dated April 15, 1988, all of which have been redeemed prior to the date of execution hereof;

      (32) $60,000,000 principal amount of First Mortgage Bonds, 9 1/8% Series due September 1, 2024, which are described in the Twenty-Eighth Supplemental Indenture dated September 1, 1989, of which $3,443,000 principal amount remain outstanding at the date of execution hereof;

      (33) $9,000,000 principal amount of First Mortgage Bonds, 6.85% Series 1991 due October 1, 2021, which are described in the Twenty-Ninth Supplemental Indenture dated October 1, 1991, all of which remain outstanding at the date of execution hereof;

      (34) $100,000,000 principal amount of First Mortgage Bonds, 8 3/8% Series due December 1, 2026, which are described in the Thirtieth Supplemental Indenture dated December 1, 1991, all of which remain outstanding at the date of execution hereof;

      (35) $51,000,000 principal amount of First Mortgage Bonds, 6 5/8% Series due August 1, 1999, which are described in the Thirty-First Supplemental Indenture dated August 1, 1992, all of which remain outstanding at the date of execution hereof;

      (36) $140,000,000 principal amount of First Mortgage Bonds, 7 1/4% Series due August 1, 2004, which are described in the Thirty-Second Supplemental Indenture dated August 1, 1992, all of which remain outstanding at the date of execution hereof;

      (37) $130,000,000 principal amount of First Mortgage Bonds, 5 7/8% Series due October 1, 1997, which are described in the Thirty-Third Supplemental Indenture dated October 1, 1992, all of which remain outstanding at the date of execution hereof;

      (38) $40,000,000 principal amount of First Mortgage Bonds, 6 1/2% Series due October 1, 1999, which are described in the Thirty-Third Supplemental Indenture dated October 1, 1992, all of which remain outstanding at the date of execution hereof;

      (39) $200,000,000 principal amount of First Mortgage Bonds, 7.70% Series due December 15, 2027, which are described in the Thirty-Fifth Supplemental Indenture dated December 15, 1992, all of which remain outstanding at the date of execution hereof;

      (40) $100,000,000 principal amount of First Mortgage Bonds, 7 3/4% Series due January 15, 2023, which are described in the Thirty-Sixth Supplemental Indenture dated January 15, 1993, all of which remain outstanding at the date of execution hereof;

      (41) $30,000,000 principal amount of First Mortgage Bonds, 4 1/2% Series due March 15, 1996, which are described in the Thirty-Seventh Supplemental Indenture dated March 15, 1993, all of which remain outstanding at the date of execution hereof;

      (42) $100,000,000 principal amount of First Mortgage Bonds, 7 1/8% Series due March 15, 2016, which are described in the Thirty-Seventh Supplemental Indenture dated March 15, 1993, all of which remain outstanding at the date of execution hereof;

      (43) $60,000,000 principal amount of First Mortgage Bonds, 7.05% Series due August 1, 2024, which are described in the Thirty-Eighth Supplemental Indenture dated August 1, 1993, all of which remain outstanding at the date of execution hereof;

      (44) $60,000,000 principal amount of First Mortgage Bonds, 5 1/8% Series due September 15, 1998, which are described in the Thirty-Ninth Supplemental Indenture dated September 15, 1993, all of which remain outstanding at the date of execution hereof;

and

     WHEREAS, the Company is entitled at this time to have authenticated and delivered additional Bonds on the basis of the net bondable value of property additions not subject to an unfunded prior lien, upon compliance with the provisions of Section 4 of Article III of the Original Indenture; and

     WHEREAS, the Company desires by this Supplemental Indenture to provide for the creation of a new series of bonds under the Original Indenture, to be designated "First Mortgage Bonds, _____% Series due ______________" (hereinafter called the "Series _____ Bonds"); and the Original Indenture provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided for by the execution of an appropriate supplemental indenture; and

     WHEREAS, the Original Indenture provides that the Company and the Trustee may enter into indentures supplemental to the Original Indenture to convey, transfer and assign to the Trustee and to subject to the lien of the Original Indenture additional properties acquired by the Company; to add, to the covenants and agreements of the Company contained in the Original Indenture, other covenants and agreements thereafter to be observed; and, under certain circumstances, to modify the provisions of the Original Indenture; and

     WHEREAS, the Company, in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

     WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     That, in consideration of the premises and of the mutual covenants herein contained and of the acceptance of this trust by the Trustee and of the sum of One Dollar duly paid by the Trustee to the Company at or before the time of the execution of this Supplemental Indenture, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest (and premium, if any) on all Bonds at any time issued and outstanding under the Original Indenture and all indentures supplemental thereto, according to their tenor, purport and effect, the Company has executed and delivered this Supplemental Indenture and has granted, bargained, sold, warranted, aliened, remised, released, conveyed, assigned, transferred, mortgaged, pledged, set over, ratified and confirmed and by these presents does grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, pledge, set over, ratify and confirm unto Firstar Trust Company, as Trustee, and to its successors in trust under the Indenture forever, all and singular the properties described in Schedule A to this Supplemental Indenture (in addition to all other properties heretofore specifically subjected to the lien of the Indenture and not heretofore released from the lien thereof);

     TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged, and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

     SUBJECT, HOWEVER, to the exceptions and reservations and matters herein recited, to existing leases other than leases which by their terms are subordinate to the lien of the Indenture, to existing liens upon rights-of-way for transmission or distribution line purposes, as defined in Article I of the Original Indenture, and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property described in Schedule A to this Supplemental Indenture, and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments, respectively, under and by virtue of which the Company acquired the properties described in Schedule A to this Supplemental Indenture, and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

     IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds issued and to be issued thereunder, or any of them, without preference of any of said Bonds of any particular series over the Bonds of any other series, by reason of priority in the time of the issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in
Section 2 of Article IV of the Original Indenture;

     PROVIDED, HOWEVER, and these presents are upon the condition that, if the Company, its successors or assigns, shall pay or cause to be paid unto the holders of the Bonds the principal and interest (and premium, if any) to become due in respect thereof at the times and in the manner stipulated therein and in the Indenture, and shall keep, perform and observe all and singular the covenants and promises in the Bonds and in the Indenture expressed as to be kept, performed and observed by or on the part of the Company, then this Supplemental Indenture and the estate and rights hereby granted shall cease, determine and be void, otherwise to remain in full force and effect;

     AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto, for the benefit of those who shall hold the Bonds, or any of them, to be issued under the Indenture, as follows:

                                  ARTICLE I.
                      DESCRIPTION OF SERIES _____ BONDS.

     SECTION 1. The ___________ series of Bonds to be executed, authenticated and delivered under and secured by the Indenture shall be the Series _____ Bonds. The Series _____ Bonds shall, subject to the provisions of Section 1 of Article II of the Original Indenture, be designated as "First Mortgage Bonds, _____% Series due ______________" of the Company. The Series _____ Bonds shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Original Indenture and of this Supplemental Indenture.

     The Series _____ Bonds shall mature on ______________ and shall bear interest at the rate of ______________________ percent per annum, payable semi-annually on the ______ days of ________ and ________ in each year (each such ___________ and ___________ being hereinafter called an "interest payment date"). The Series _____ Bonds shall be payable as to principal and interest in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and shall be payable (as well the interest as the principal thereof) at the agency of the Company in the City of Milwaukee, Wisconsin; provided, however, at the option of the Company, payment of interest on any Series _____ Bond may be made by check, mailed to the person entitled thereto at such address as shall appear on the transfer register.

     The interest so payable on any interest payment date shall be paid to the persons in whose names the Series _____ Bonds are registered at the close of business on the last business day (hereinafter called the "record date") which is more than ten calendar days prior to such interest payment date, a "business day" being any day which is not a day on which banks in the City of Milwaukee, Wisconsin, are authorized by law to close; except that if the Company shall default in the payment of any interest due on such interest payment date, such defaulted interest shall be paid to the persons in whose names the Series _____ Bonds are registered on the date of payment of such defaulted interest, or at the election of the Company at the close of business on a special record date for the payment of such defaulted interest established by notice given by mail by or on behalf of the Company not less than fifteen calendar days preceding such special record date.

     Except as provided hereinafter, every Series _____ Bond shall be dated as of the date of its authentication and delivery, or if that is an interest payment date, the next day, and shall bear interest from the interest payment date next preceding its date or from _____________, whichever is later. Notwithstanding Section 6 of Article II of the Original Indenture, any Series _____ Bond authenticated and delivered by the Trustee after the close of business on the record date with respect to any interest payment date and prior to such interest payment date shall be dated as of the date next following such interest payment date and shall bear interest from such interest payment date; except that if the Company shall default in the payment of any interest due on such interest payment date, such Bond shall bear interest from the interest payment date to which interest on such Bond has been paid or _____________, whichever is later.

     SECTION 2. The Series _____ Bonds shall be registered bonds without coupons, of the denomination of $1,000 and any multiple of $1,000, numbered consecutively from R1 upwards.

     SECTION 3. The Series _____ Bonds and the Trustee's Certificate to be endorsed on the Series _____ Bonds shall be substantially in the following forms respectively:

                                [FORM OF BOND]

                       WISCONSIN ELECTRIC POWER COMPANY
            (Incorporated under the laws of the State of Wisconsin)
             FIRST MORTGAGE BOND, _____% SERIES DUE ______________

No. R..........                                         $..........

     WISCONSIN ELECTRIC POWER COMPANY, a corporation organized and existing under the laws of the State of Wisconsin (hereinafter called the "Company", which term shall include any successor corporation as defined in the Amended Indenture mentioned on the following pages hereof), for value received, hereby
promises to pay to                       or registered assigns, on the ______
day of ________, _____ the sum of                       Dollars, in any coin
or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the ___________ or ___________ next preceding the date of this Bond or from _____________, whichever is later, at the rate of ______________________ percent per annum, payable semi-annually, on the ______ days of ________ and ________ in each year until maturity, or, [if this Bond shall be duly called for redemption, until the redemption date, or,] if the Company shall default in the payment of the principal hereof, until the Company's obligation with respect to the payment of such principal shall be discharged as provided in the Amended Indenture. The interest so payable on any ___________ or ___________ will, subject to certain exceptions provided in the Supplemental Indenture of _____________ referred to herein, be paid to the person in whose name this Bond is registered at the close of business on the last business day which is more than ten calendar days prior to such ___________ or ___________. Both principal of, and interest on, this Bond are payable at the agency of the Company in the City of Milwaukee, Wisconsin; provided, however, at the option of the Company, payment of interest on this Bond may be made by check, mailed to the person entitled thereto at such address as shall appear on the transfer register.

     This Bond shall not be entitled to any benefit under the Amended Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until Firstar Trust Company (formerly First Wisconsin Trust Company), the Trustee under the Amended Indenture, or a successor trustee thereto under the Amended Indenture, shall have signed the form of certificate endorsed hereon.

     Additional provisions of this Bond are set forth on the [reverse] [following pages] hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.

     IN WITNESS WHEREOF, Wisconsin Electric Power Company has caused this Bond to be signed in its name by its President or a Vice President, manually or in facsimile, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated,

                                       WISCONSIN ELECTRIC POWER COMPANY,

                                             By.............................
Attest:                                                              President

 ...............................
                  Secretary

                        [FORM OF TRUSTEE'S CERTIFICATE]

     This Bond is one of the Bonds, of the series designated therein, described in the within-mentioned Amended Indenture and Supplemental Indenture of _____________.

                                         FIRSTAR TRUST COMPANY,
                                           Trustee,

                                               By.............................
                                                           Authorized Officer

                          [REMAINDER OF TEXT OF BOND]

     This Bond is one of a duly authorized issue of Bonds of the Company (herein called the "Bonds"), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally secured by a mortgage and deed of trust, dated October 28, 1938, executed by the Company to Firstar Trust Company (formerly First Wisconsin Trust Company) (herein called the "Trustee"), as Trustee, as amended by the indentures supplemental thereto dated June 1, 1946, May 1, 1952, April 1, 1958,
December 1, 1980, January 15, 1988, October 1, 1992 and November 1, 1992, between the Company and the Trustee (said mortgage and deed of trust, as so amended, being herein called the "Amended Indenture") and all indentures supplemental thereto, to which Amended Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the registered owners of the Bonds, of the Company and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. To the extent permitted by, and as provided in, the Amended Indenture, modifications or alterations of the Amended Indenture, or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds may be made with the consent of the Company by an affirmative vote of not less than 75% in amount of the Bonds entitled to vote then outstanding, at a meeting of Bondholders called and held as provided in the Amended Indenture or by written consent in lieu of a meeting, and by an affirmative vote of not less than 75% in amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Amended Indenture are so affected; provided, however, that no such modification or alteration shall be made which will affect the terms of payment of the principal of, or interest or premium (if any) on, this Bond, which are unconditional. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Amended Indenture provided. This Bond is one of a series designated as the "First Mortgage Bonds, _____% Series due ______________" (herein called "Series _____ Bonds") of the Company, issued under and secured by the Amended Indenture and all indentures supplemental thereto and described in the _____________ Supplemental Indenture dated _____________ (hereinafter called the "Supplemental Indenture of _____________"), executed by the Company to the Trustee.

     Under a provision of the Supplemental Indenture of December 1, 1980, to become effective at such date as no Bonds remain outstanding of any series created on a date prior to December 1, 1980, the percentage vote referred to in the preceding paragraph will be changed from 75% to 66 2/3%. Certain modifications contained in the Supplemental Indenture of October 1, 1992 become effective upon the earlier of the date when no Bonds of any series created prior to October 1, 1992 remain outstanding or the date such modifications shall have been consented to by Bondholders. Such modifications will, in general, (i) allow for the issuance of Additional Bonds for an aggregate principal amount of up to 70% of the amount of Net Bondable Value of Property Additions Not Subject to an Unfunded Prior Lien, as compared with the limitation of 60% now set forth in the Amended Indenture, (ii) permit the issuance of Prior Lien Bonds for an aggregate principal amount of up to 70% of the amount of Net Bondable Value of Property Additions Subject to an Unfunded Prior Lien, as compared with the limitation of 60% now set forth in the Amended Indenture, (iii) allow the Company to acquire property subject to any Unfunded Prior Lien, if at the time of acquisition the principal amount of outstanding indebtedness subject to such lien or liens does not exceed 70% (as compared to 60% currently) of the lesser of the cost or fair value to the Company of the property of the nature of Property Additions subject to such lien or liens, (iv) amend the definitions of "Net Bondable Value of Property Additions Not Subject to an Unfunded Prior Lien" and "Net Bondable Value of Property Additions Subject to an Unfunded Prior Lien" by changing the ratio to be applied to certain dollar amounts in each definition's calculation from ten-sixths to ten-sevenths, (v) provide that, in the case of a proposed merger in which the Company would not be the survivor, such a transaction may not occur if the principal amount of indebtedness outstanding immediately after the merger subject to a lien or liens prior to that of the Company's exceeds 70% (as compared to 60% currently) of the lesser of cost or fair value of the property of the nature of Property Additions then owned by the survivor, and
(vi) make certain conforming and other changes. Each holder of this Bond, by his acceptance hereof, shall have, INTER ALIA, thereby consented to such provisions, as well as to the other amendments and additions to the Amended Indenture contained in the Supplemental Indentures of December 1, 1980, January 15, 1988 and October 1, 1992, and shall have irrevocably appointed the Company, with full power of substitution, to attend any meeting of Bondholders convened to consider any of the amendments or additions to the Amended Indenture contained in such Supplemental Indentures of December 1, 1980, January 15, 1988 and October 1, 1992 and to vote this Bond in favor of any resolution or resolutions proposing any such amendment or addition.

     The Series _____ Bonds are subject to redemption at any time or from time to time on or after ______________ and prior to maturity, at the option of the Company, either as a whole or in part, upon payment of the redemption prices applicable to the respective periods set forth below, together, in each case, with accrued interest to the redemption date; [provided, however, that prior to ______________ no Bonds of Series _____ Bonds may be redeemed, directly or indirectly, from proceeds of or in anticipation of any refunding operation involving the incurring of debt which has an effective interest cost to the Company, computed in accordance with generally accepted financial practice, of less than ____% per annum;] all subject to the conditions and as more fully set forth in the Amended Indenture and the Supplemental Indenture of
_____________.

          Redemption Prices Expressed as Percentages of the Principal
          -----------------------------------------------------------
                              Amount of the Bonds
                              -------------------

If Redeemed During the                If Redeemed During the
12-Month Period Ending   Redemption   12-Month Period Ending   Redemption
______________________      Price     ______________________      Price
----------------------   ----------   ----------------------   ----------
                                  %                                     %








     [The Series _____ Bonds are not subject to redemption at the option of the Company prior to ______________.]

     Notice of redemption shall be mailed, not less than thirty days nor more than sixty days prior to the redemption date, to all registered owners of the Bonds to be redeemed, at their addresses as the same shall appear on the transfer register of the Company; such notice may be rescinded by the Company up to ten days prior to the redemption date; all subject to the conditions and as more fully set forth in the Amended Indenture and the Supplemental Indenture of _____________. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it.

     [Alternative language if Bonds are not subject to redemption: Prior to their maturity, the Series _____ Bonds are not subject to redemption at the option of the Company or through the operation of a sinking fund and are not subject to repayment at the option of any holder.]

     In case an event of default, as defined in the Amended Indenture, shall occur, the principal of all the Bonds at any such time outstanding under the Amended Indenture and all indentures supplemental thereto may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Amended Indenture. The Amended Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

     This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Milwaukee, Wisconsin, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations, will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all subject to the terms and conditions set forth in the Amended Indenture.

     No recourse shall be had for the payment of the principal of, or the interest on, this Bond, or for any claim based hereon or on the Amended Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, as such, past, present or future, of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corpora-tion, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers, as such, being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Amended Indenture.

     [The Series _____ Bonds are to be issued initially under a book-entry only system and, except as hereinafter provided, registered in the name of The Depository Trust Company, New York, New York ("DTC") or its nominee, which shall be considered to be the holder of all of the Series _____ Bonds for all purposes of the Amended Indenture, including, without limitation, payment by the Company of principal of and interest on such Series _____ Bonds and receipt of notices and exercise of rights of holders of such Series _____ Bonds. There shall be one or more Series _____ Bonds which shall be immobilized in the custody of DTC with the owners of book-entry interests in Series _____ Bonds ("Book-Entry Interests") having no right to receive Series _____ Bonds in the form of physical securities or certificates. Ownership of Book-Entry Interests shall be shown by book entry on the system maintained and operated by DTC, its participants (the "Participants") and certain persons acting through the Participants. Transfers of ownership of Book-Entry Interests are to be made only by DTC and the Participants by that book-entry system, the Company and the Trustee having no responsibility therefor so long as the Series _____ Bonds are registered in the name of DTC or its nominee. DTC is to maintain records of the positions of Participants in the Series _____ Bonds, and the Participants and persons acting through Participants are to maintain records of the purchasers and owners of Book-Entry Interests. If DTC or its nominee determines not to continue to act as a depository for the Series _____ Bonds in connection with a book-entry only system, another depository, if available, may act instead and such Bond(s) will be transferred into the name of such other depository or its nominee, in which case the above provisions will continue to apply but to the new depository. If the book-entry only system for Series _____ Bonds is discontinued for any reason, upon surrender and cancellation of the Bond(s) registered in the name of the then depository or its nominee, new registered Series _____ Bonds will be issued in authorized denominations to the holders of Book-Entry Interests in principal amounts coinciding with the amounts of such Book-Entry Interests shown on the book-entry system immediately prior to the discontinuance thereof. Neither the Trustee nor the Company shall be responsible for the accuracy of the interests shown on that system.]

     SECTION 4. Until the Series _____ Bonds in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Series _____ Bonds in temporary form, as provided in Section 9 of Article II of the Original Indenture.

     [Such Series _____ Bonds in temporary form may, in lieu of the statement of the specific redemption prices required to be set forth in such Bonds in definitive form, include a reference to this Supplemental Indenture for a statement of such redemption prices.]

                                  ARTICLE II.
                         ISSUE OF SERIES _____ BONDS.

     SECTION 1. The principal amount of the Series _____ Bonds which may be authenticated and delivered hereunder is not limited except as the Original Indenture limits the principal amount of Bonds which may be issued thereunder.

     SECTION 2. Series _____ Bonds in the aggregate principal amount of _____________ million dollars ($___________), being the initial issue of Series _____ Bonds, may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Sections 3 and 4 of Article III and by
Article XVIII of the Original Indenture.

                                 ARTICLE III.
                                  REDEMPTION.
              [NO REDEMPTION PRIOR TO MATURITY; NO SINKING FUND.]

     SECTION 1.  The Series _____ Bonds shall, subject to the provisions of
Article V of the Original Indenture, be redeemable at any time or from time to time on or after ______________ and prior to maturity, at the option of the Board of Directors of the Company, either as a whole or in part, upon payment of the redemption prices applicable to the respective periods set forth in the form of Series _____ Bonds in Section 3 of Article I hereof, together, in each case, with accrued interest to the redemption date. The Series _____ Bonds shall not be subject to redemption at the option of the Company prior to
______________.

     SECTION 2. Notice of redemption shall be sufficiently given if mailed, postage prepaid, not less than thirty days and not more than sixty days prior to the date fixed for redemption, to the registered owners of the Bonds to be redeemed, at their addresses as the same shall appear on the transfer register of the Company. Any notice so mailed shall be conclusively presumed to have been duly given, whether or not the owner receives it. The Company reserves the right to rescind any notice of its intention to redeem any of the Series _____ Bonds at any time not less than ten days prior to the proposed redemption date, provided moneys for the redemption of the Bonds called shall not theretofore have been irrevocably deposited with the Trustee, by notifying the Trustee in writing of such rescission and by mailing notice of such rescission at least ten days prior to the redemption date to each of the registered owners of Series _____ Bonds to whom notice of redemption was given.

     [Alternate language if Bonds are not subject to redemption: Prior to their maturity, the Series _____ Bonds are not subject to redemption at the option of the Company or through the operation of a sinking fund and are not subject to repayment at the option of any holder.]

                                  ARTICLE IV.
                ADDITIONAL PARTICULAR COVENANTS OF THE COMPANY.

     The Company hereby covenants, warrants and agrees:

     SECTION 1. That, so long as any Series _____ Bonds are outstanding, the Company will not make any restricted payment on its Common Stock, as such term is defined in Section 2 of this Article IV, if, after giving effect to such restricted payment,

           (a) the aggregate of all restricted payments made by the Company during the period commencing ____________ and ending on the last day of the third month preceding the month in which such restricted payment is made, shall exceed

           (b) the sum of $___________ at _____________ plus the net income of the Company during such period applicable to the Common Stock of the Company.

     SECTION 2. The terms "restricted payment" and "restricted payment on its Common Stock", as such terms are used in this Article IV, shall mean and include the declaration and payment of any dividend on the Common Stock of the Company (other than dividends payable solely in shares of Common Stock), the making of any other distribution on and the acquisition for value of any shares of its Common Stock (except in exchange for shares of Common Stock).

     SECTION 3. That the Company is lawfully seized and possessed of all of the mortgaged property described in Schedule A to this Supplemental Indenture; that it has good right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property is, at the actual date of the initial issue of the Series _____ Bonds, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Indenture, except as set forth in the granting clauses of the Indenture or this Supplemental Indenture.

                                  ARTICLE V.
                       SECTION 1 OF ARTICLE IV LIMITED.

     The provisions of Section 1 of Article IV above shall be binding upon the Company and effective so long, but only so long, as any Series _____ Bonds are outstanding.

                                  ARTICLE VI.
                 EFFECT OF TRUST INDENTURE REFORM ACT OF 1990.

     The Trust Indenture Reform Act of 1990 has, by operation of law, effective November 15, 1990, amended the Original Indenture to conform to the provisions of Sections 310 through 317 of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, in accordance with Section 318(c) of the Trust Indenture Act of 1939 added by the Trust Indenture Reform Act of 1990. The text of the Original Indenture has not been physically changed to reflect such amendment.

                                 ARTICLE VII.
                                 THE TRUSTEE.

     The Trustee hereby accepts the trusts hereby declared and provided, and agrees to perform the same upon the terms and conditions in the Original Indenture and in this Supplemental Indenture set forth, and upon the following terms and conditions.

     The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or the due execution hereof by the Company or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely.

                                 ARTICLE VIII.
                           MISCELLANEOUS PROVISIONS.

     All terms contained in this Supplemental Indenture and not defined herein shall, for all purposes hereof, have the meanings given to such terms in
Article I of the Original Indenture.

     Although this Supplemental Indenture for convenience and for the purpose of reference is dated _____________, the actual date of execution by the Company and by the Trustee is as indicated by their respective acknowledgments hereto annexed.

     This Supplemental Indenture may be simultaneously executed in any number of counterparts, each of which when so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, said Wisconsin Electric Power Company has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; and said Firstar Trust Company, in evidence of its acceptance of the trust hereby created, has caused this Supplemental Indenture to be executed on its behalf by its President or one of its Vice Presidents, and its corporate seal to be hereto affixed and said seal and this Supplemental Indenture to be attested by its Secretary or one of its Assistant Secretaries; all as of the _____ day of _________, One thousand nine hundred and ninety-__________.

                                        WISCONSIN ELECTRIC POWER COMPANY,

                                          By
                                             ----------------------------
                                                    ----------------
                                                    [Vice] President
[CORPORATE SEAL]





Attested:


-----------------------------
    ---------------------
    [Assistant] Secretary



Signed, sealed and delivered by
WISCONSIN ELECTRIC POWER COMPANY
in the presence of:


-----------------------------
        ------------



-----------------------------
        ------------
        As Witnesses

                                               FIRSTAR TRUST COMPANY,


                                                By
                                                   ------------------------
                                                        --------------
                                                        Vice President
[CORPORATE SEAL]





Attested:


-----------------------------
     -------------------
     Assistant Secretary



Signed, sealed and delivered by
FIRSTAR TRUST COMPANY
in the presence of:


-----------------------------
        ------------



-----------------------------
        ------------
        As Witnesses

STATE OF WISCONSIN, )
COUNTY OF MILWAUKEE.) SS.:

     On this _____ day of _________, 19___, before me personally appeared _______________ and ________________ to me personally known, who, being by me severally duly sworn, did say: that _______________ is [a Vice] President and ________________ is [Assistant] Secretary of WISCONSIN ELECTRIC POWER COMPANY, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said _______________ and ________________ severally acknowledged said instrument to be the free act and deed of said corporation.




-----------------------------------
        ------------------

           Notary Public
        State of Wisconsin
My Commission expires ______________
       [Seal of Notary Public]

STATE OF WISCONSIN, )
COUNTY OF MILWAUKEE.)  SS.:


     On this _____ day of _________, 19___, before me personally appeared _________________ and ______________ to me personally known, who, being by me severally duly sworn, did say: that _________________ is a Vice President and ______________ is an Assistant Secretary of FIRSTAR TRUST COMPANY, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation and that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and said _________________ and ______________ severally acknowledged said instrument to be the free act and deed of said corporation.




-----------------------------------
        ------------------

           Notary Public
        State of Wisconsin
My Commission expires ______________
       [Seal of Notary Public]

STATE OF WISCONSIN, )
COUNTY OF MILWAUKEE.) SS.:

     _______________, being duly sworn, says: that he is [a Vice] President of WISCONSIN ELECTRIC POWER COMPANY, the Mortgagor named in the foregoing instrument; that he has knowledge of the facts with regard to the making of said instrument and of the consideration therefor; that the consideration for said instrument was and is actual and adequate; and that the same was given in good faith for the purpose in such instrument set forth, namely, to define the terms and conditions of the series of First Mortgage Bonds provided for therein.



                                       ------------------------------
                                              _________________



Sworn to before me this _____ day of
_________, 19___



-----------------------------------
        -------------------

           Notary Public
        State of Wisconsin
My Commission expires ______________
       [Seal of Notary Public]





This instrument was drafted by Bruce C. Davidson and James D. Zakrajsheck on behalf of Wisconsin Electric Power Company.

                                  SCHEDULE A


                           DESCRIPTION OF PROPERTIES


Parcels of Real Estate.

                                   WISCONSIN

     The following described parcels of real estate, all of which are located in the State of Wisconsin in the respective counties hereinafter specified:

                                   MICHIGAN

     The following described parcels of real estate, all of which are located in the State of Michigan in the respective counties hereinafter specified: